UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue
Hackensack, NJ	07601

(Address of principal executive offices)	(Zip Code)

(201) 651-5140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on the current expectations and beliefs of the Registrant and its management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements, including those discussed in the Risk Factors section of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and its additional filings with the Securities and Exchange Commission.  There can be no assurance that any assumptions and other factors set forth herein or therein will occur, and the Registrant undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 1.01. Entry Into a Material Definitive Agreement.

ReGen Biologics, Inc. (OTC: RGBO) (the “Registrant” or the “Company”) entered into a Subscription and Security Agreement, dated September 30, 2010 (the “Subscription Agreement”), by and among the Registrant and the investors named therein for the private placement of an aggregate principal amount of up to $1,500,000 of the Registrant’s secured convertible notes (the “Notes”).  Under the terms of the financing, the Registrant received approximately $550,000 and issued approximately $550,000 aggregate principal amount of the Notes. The Registrant may issue up to $950,000 aggregate principal amount of additional Notes. The Notes are due and payable on December 31, 2010 and accrue interest at an annual rate of 12%. The Notes are secured by a first priority lien on all unencumbered assets of the Registrant and a second priority lien on all encumbered assets of the Registrant and are subject to a premium equal to 300% of the principal amount of the Notes then outstanding in the event the Registrant consummates certain fundamental transactions.  At the option of the holders, the Notes shall be repaid (a) at the election of certain investors, in the form of (i) equity securities of the Registrant if certain notes issued in a prior bridge financing by the Registrant have converted, (ii) debt securities of ReGen AG, a wholly-owned subsidiary of the Registrant (“ReGen AG”), convertible into equity securities of ReGen AG upon consummation of a debt financing by ReGen AG, or (iii) cash or (b) if no election has been made pursuant to the foregoing clause (a) prior to the consummation of an equity financing by ReGen AG for an aggregate purchase price of at least $5,000,000, then, upon such consummation, automatically in the form of equity securities of ReGen AG.

In connection with the financing, the Registrant issued five-year warrants that provide for each investor to purchase a number of shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) of the Registrant equal to the principal amount of the Note held by such investor divided by $3.00, for a purchase price of $1.00 per share.

In connection with its entering into the Subscription Agreement, on September 30, 2010 the Registrant filed a Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock (the “Series G Certificate of Designations”). With respect to rights upon liquidation, dissolution or winding up of the Registrant, the Series G Preferred Stock ranks senior to the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), and junior to each series of preferred stock with shares issued and outstanding at the time of the filing of the Series G Certificate of Designations. Upon liquidation of the Company, subject to the rights of the holders of those series of preferred stock ranking senior, each holder of Series G Preferred Stock will be entitled to receive $1.00 per share, subject to adjustment. The holders of Series G Preferred Stock have the right to vote, on an as-converted-to-common-stock basis, on any matters submitted to the holders of the Registrant’s Common Stock. In the event the Registrant either amends its certificate of incorporation or consummates a reverse stock split so that there are a sufficient number of authorized but unissued shares of Common Stock to permit the issuance of the shares of Common Stock into which the Series G Preferred Stock is convertible, each issued and outstanding share of Series G Preferred Stock will automatically convert into 100 shares of Common Stock, subject to adjustment.

The Registrant has agreed to register the securities into which the Notes and the warrants will convert on one or more registration statements to be filed with the Securities and Exchange Commission upon request by the investors.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is incorporated herein by reference. The issuance of the Notes and the warrants was not registered, in reliance on Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because both were offered only to accredited investors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in Item 1.01 is incorporated herein by reference. In connection with the issuance of the Series G Preferred Stock and the filing of the Series G Certificate of Designations, the Company filed a Certificate of Designations eliminating its Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock (the “Unissued Series”). No shares of the Unissued Series were issued and outstanding at the time of the filing of the Certificate of Designations eliminating such series on September 29, 2010, a copy of which is included as Exhibit 4.2 to this Current Report on Form 8-K.

Item 8.01. Other Events.

The Company has previously disclosed that it was unable to timely file its periodic reports under the Securities Exchange Act of 1934, as amended, and its proxy statement in connection with its annual meeting of stockholders.  The Company does not know when it will be in a position to make such filings with the Securities and Exchange Commission (the “SEC”).  As previously disclosed, as a result of the decision by the Food and Drug Administration (the “FDA”) to re-evaluate its clearance decision regarding the Company’s Menaflex meniscus implant device, the Company discontinued active marketing in the U.S., terminated or temporarily furloughed most of its U.S. employees, and discontinued regular financial and SEC reporting. The Company has maintained subsistence level operations in order to survive through the ongoing re-evaluation process by the FDA.  During this period, the Company has determined that it is in the best interests of the Company and its shareholders to place substantial vendor and other obligations on hold in order to survive this period of uncertainty. In an effort to keep its investors, vendors and other interested parties informed despite its inability to file its periodic reports, the Company is filing this current report to provide an update on the Company.

As previously disclosed, the Food and Drug Administration (the “FDA”) convened a meeting of the Orthopaedic and Rehabilitation Devices Panel (the “Orthopaedic Panel”) of the Medical Devices Advisory Committee on March 23, 2010, in connection with the re-evaluation process of the Company’s Menaflex meniscus implant device.  At the meeting, the Company’s management believes that the Orthopaedic Panel concluded that the Menaflex is reasonably safe and functions effectively as a surgical mesh to reinforce and repair the damaged meniscus. The complete transcript from the meeting, the FDA’s 24 Hour Summary of the meeting and the Company’s response to the FDA’s 24 Hour Summary are available for review on the Company’s website at www.regenbio.com. The FDA re-review of the 510(k) clearance for the Company’s Menaflex product is ongoing.  A determination regarding the results of the FDA re-review was expected within 60 days of the March 2010 advisory panel meeting convened by the FDA.  To date the FDA has not provided its determination and the Company can provide no assurance as to the timing of the FDA determination.

As previously disclosed, one of the Company’s vendors, Off Madison Avenue, Inc. (“Off Madison”) filed a claim against the Company for failure to meet payment obligations and obtained a judgment against the Company in the amount of approximately $28,000 plus interest.  Off Madison has received a judgment lien against assets of the Company in order to fulfill the judgment that has been granted in its favor. Off Madison has also obtained court order for the Company to assign certain of the patents and trademarks of the Company to Off Madison.

The Company is not in compliance with its lease agreements for real property in Redwood City, CA and Hackensack, NJ. Currently the company is in discussions with the holders of these leases regarding payments and possible concessions. The company can provide no assurance that it will be successful in obtaining such concessions or that it will be in a position to cure its noncompliance with these lease agreements.

The Company utilizes the services of a third party patent maintenance payment service that pays certain patent maintenance fees and bills for the Company on a periodic basis.  The Company has unpaid invoices from this third party of approximately $77,000 in the aggregate toward patent maintenance fees in various jurisdictions.  The patent maintenance service company has informed the Company that it is no longer paying the patent maintenance fees on behalf of the Company and will not do so until the Company pays its outstanding invoices in full.  Certain of the Company’s intellectual property rights may now be unprotected.

On August 12, 2010 and September 10, 2010, the Company issued demand notes to Sanderling Ventures and Ivy Healthcare Capital II L.P. in the aggregate amount of $130,000.  The demand notes were repaid and/or replaced with notes issued in accordance with the Subscription Agreement described under Item 1.01 in this Current Report on Form 8-K.

Given resource limitations, the Company has not produced certain products for several months and has not been able to purchase certain products for resale.  Restarting certain manufacturing operations will require substantial resources.  While the company has initiated a program to restart these operations, it is dependent on having access to additional capital.   Without additional capital, the Company will not be in a position to sustain the restart process, resulting in further delays in fulfilling orders for product.  Product supply limitations have impacted sales and customer relationships and could continue to adversely impact the Company’s business.

The Company continues to evaluate its options in order to provide short-term financing to support operations, including the possibility of expanding the above describe bridge financing structure.  The Company intends to continue to update its investors, vendors and other interested parties in the future with other material developments.

Item 9.01. Financial Statements And Exhibits.

(d) Exhibits

4.1	Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock of ReGen Biologics, Inc., effective as of September 30, 2010.

4.2	Certificate of Designations, Preferences and Rights of Preferred Stock of ReGen Biologics, Inc., effective as of September 29, 2010.

10.1	Form of Subscription and Security Agreement by and among ReGen Biologics, Inc. and the Investors named therein.

10.2	Form of Secured Convertible Note of ReGen Biologics, Inc.

10.3	Form of Warrant to Purchase Stock of ReGen Biologics, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.

By:	/s/ Gerald E. Bisbee, Jr., Ph.D.
Name:	Gerald E. Bisbee, Jr., Ph.D.
Title:	President and
Chief Executive Officer

Dated:  October 7, 2010